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                              AMENDED AND RESTATED
                             SUBSCRIPTION AGREEMENT

                  This Amended and Restated Subscription Agreement (the "Agreement") is made this 23rd day of May, 2000 by and between Beeland Management Company, L.L.C. (the "Company") and Clyde C. Harrison ("Harrison").

                                    RECITALS

WHEREAS, the Company and Harrison (collectively, the "Parties" or individually a "Party") entered into a subscription agreement dated as of September 3, 1997 (the "Original Agreement");

WHEREAS, the Parties desire to effect certain amendments to the Original Agreement; and

WHEREAS, the Parties desire to set forth their entire agreement in one document, upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

I.       INCORPORATION OF RECITALS

         A. The above recitals are hereby incorporated as an integral part of this Agreement and not as mere introductory material.

II.      SUBSCRIPTION FOR MEMBERSHIP INTEREST

         A. Harrison hereby subscribes for a membership interest ("Interest") in the Company representing 12% of the total of all Interests in the Company.

         B. This subscription is based on the terms and conditions described in this Agreement and in the Company's Second Revised Amended and Restated Operating Agreement dated as of April 12, 2000 (the "Operating Agreement").

III.     CONSIDERATION

         A. As consideration for his Interest, Harrison has provided, among other things, substantial services in the (i) development of the Company and (ii) creation and marketing of the Rogers Raw Materials Fund, L.P. and the Rogers International Raw Materials Fund, L.P (collectively, the "Funds").

         B. As additional consideration for his Interest, Harrison agrees to serve as a Managing Member of the Company for as long as he is a Member of the Company.

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         C.       Harrison acknowledges and agrees that the Company has entered into this Agreement based on Harrison's above-described consideration. Harrison's Interest shall constitute security for the continuing obligations of Harrison to the Company as provided in this Agreement.

IV.      EMPLOYMENT

         A. Neither this Agreement, nor Harrison's status as a Managing Member, shall prohibit or restrict the Company for employing Harrison in any additional capacity. In such event, the Company and Harrison may (but shall be under no obligation to) enter into an employment agreement setting forth the terms and conditions of such employment.

V.       TRADE SECRETS; CONFIDENTIAL INFORMATION; NON-COMPETITION

         A. For the purposes of this Agreement, the term "Confidential Information" means any information, in any form or format, relating to the business of the Company and/or the Funds which is not generally available to the public, which is valuable to the business of the Company and/or the Funds, and which Harrison learns, obtains or develops during his tenure of Managing Member of the Company, including but not limited to
                  (i) the names and addresses of the Company's and/or the Funds' customers/investors, (ii) information concerning such customers/investors contained in customer files and customer statements, including customers' financial affairs and activities, investment positions and investment strategies, and (iii) information regarding the trading strategy of the Funds, including information concerning the composition of the Rogers International Commodity Index. All such Confidential Information shall be deemed to be Trade Secrets (as defined in the Illinois Trade Secrets Act, Chapter 765 ILCS 1065/1 et. seq.) to the fullest extent permitted under law.

         B. During his term as a Managing Member of the Company, Harrison has had access to Confidential Information and Trade Secrets relating to the operation and policies of the Company (collectively, "Company Information"). Harrison acknowledges that the Company has, through expenditure of considerable time, effort and expense, developed such Company Information.

         C. Harrison agrees that the Company Information is owned by the Company, shall remain the property of the Company, and all originals and copies thereof shall be delivered to the Company immediately if Harrison ceases to be a Member of the Company.

         D. Except at the direction of the Company, Harrison shall not, either directly or indirectly, at any time while a Member of the Company, and until three (3) years after THE EARLIER OF the date on which the Company Information


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                  becomes generally known to other persons who can obtain
                  economic value from its disclosure or use, OR the date on which Harrison ceases to be a Member -- of the Company, either: (i) disclose or use any Company Information anywhere in the State of Illinois or in any State in which the Company maintains an office; or (ii) disclose any Company Information to any person or entity that competes or is about to compete, directly or indirectly, with the Company in the State of Illinois or in any State in which the Company maintains an office.

         E. Harrison agrees that for a period of three (3) years after the date he ceases to be a Member of the Company he shall not directly or indirectly on his own account, or as an employee, consultant, partner, joint venturer, owner, officer, director, or stockholder of any other person, firm, partnership, corporation, or other entity or in any other capacity, directly or indirectly, or assist any other person or entity to compete, directly or indirectly, with the Company in the State of Illinois or in any State in which the Company maintains an office.

VI.      ACCEPTANCE OF OPERATING AGREEMENT

                  Harrison agrees that upon acceptance of this Agreement and the entry of Harrison's name in the records of the Company as a Member (as that term is defined the Operating Agreement), Harrison shall become a Member of the Company, and hereby agrees to each and every term and provision in and of the Operating Agreement as if his signature were subscribed thereto.

VII.     GRANT OF POWER OF ATTORNEY

                  Harrison does hereby irrevocably constitute and appoint the Company, through any one of the Managing Members thereof, with full power of substitution, as his true and lawful representative and attorney-in-fact with respect to the Company, granting unto such attorney-in-fact full power and authority on behalf and in the name, place and stead of Harrison to make, execute, acknowledge, deliver, swear to, file and record in all necessary or appropriate places any documents, certificates or instruments which may be considered necessary or desirable by the Company to carry out fully its duties. The foregoing special power of attorney coupled with an interest is irrevocable, and shall survive the dissolution, death, incompetence or incapacity of Harrison. The Company may exercise such power of attorney, as attorney-in-fact, by listing all of the Members executing any agreements, certificates, instruments or documents with the single signature of such attorney-in-fact for all of them.

VIII.    WAIVER & MODIFICATION

                  No waiver alteration, or modification of any of the provisions of this Agreement shall be valid unless in writing and signed by the Parties hereto. Either of Richard L. Chambers or Brian Cornell, as Managing Members of the Company, are designated to act on behalf of Company. If Mr. Chambers and Mr. Cornell cease to be


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a Managing Member of the Company, one of the then Managing Members shall be designated by the Company's Members to act on behalf of the Company.

IX.      NOTICES

                  All notices, requests, demands and other communications shall be in writing and be deemed given when delivered personally (or when personal delivery thereof is refused) or three (3) days after deposited in the United States mail, registered or certified, return receipt requested, to the other Party hereto at the address of such Party set forth below or at such other address as either Party may give in writing to the other Party.

         If to the Company:                                If to Harrison:

         Mr. Richard L. Chambers
         Beeland Management Company, L.L.C.                Mr. Clyde C. Harrison
         1000 Hart Road, Suite 260                         510 Diamond Lane
         Barrington, Illinois  60010                       Cary, Illinois  60013

         with a copy to:

         Robert P. Bramnik, Esq.
         Wildman, Harrold, Allen & Dixon
         225 West Wacker Drive
         Chicago, Illinois  60606

X.       BINDING NATURE/ASSIGNMENT

         A. This Agreement shall inure to the benefit of and shall be binding upon the executors, administrators, successors and assigns of the Parties.

         B. This Agreement is not transferable or assignable by Harrison except with the prior written consent of the Company. Any transfer or assignment in violation of this provision shall be null and void.

XI.      GOVERNING LAW AND ARBITRATION

         A. This Agreement and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the laws regarding conflict of laws.

         B. In the event of any dispute between the Parties arising out of this Agreement, both Parties agree to submit such dispute to the arbitration facilities of the National Futures Association for resolution, the results of which shall be final, binding and conclusive on the parties.


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XII.     MISCELLANEOUS

         A. Titles or headings in this Agreement are for convenience only and shall have no substantive effect.

         B. The waiver by a party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or any other provision hereof. Delay in the enforcement of or the insistence on the performance of any right which arises upon the breach or violation of this Agreement shall not operate as a waiver of such or any subsequent breach or violation.

         C. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall, in no event, affect, prejudice or disturb the validity of the remainder of this Agreement, which shall remain in full force and effect, enforceable in accordance with its terms.

         D. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on the Parties, not withstanding that all Parties and not signatories to the same counterpart.

         E. Whenever the context of this Agreement requires, the gender of all terms herein shall include the masculine, feminine and neuter, and the reference to the singular of a term shall also include the plural thereof.

         IN WITNESS HEREOF, the parties have set their hands to this Agreement as of the date first above written.


BEELAND MANAGEMENT COMPANY, L.L.C.                 CLYDE C. HARRISON



By:  /s/ Richard L. Chambers                       By:  /s/ Clyde C. Harrison
     -----------------------                            ---------------------
       One if its Managing Members


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